FOR MORE INFORMATION                                       FOR IMMEDIATE RELEASE
Pattie Kushner (404-249-2365)                                   October 19, 2000
Jeff Battcher (404-713-0274)


                    BellSouth Third Quarter EPS Increases 10%
        Domestic and International Wireless Continue Strong Performance;
           DSL Customer Base Grows More Than 80 Percent During Quarter

ATLANTA - BellSouth Corporation (NYSE: BLS) reported third quarter earnings per share (EPS) of 55 cents, including a two-cent reduction related to its newly acquired wireless properties in Colombia. Third quarter EPS increased 10 percent compared to 50 cents before special items in the third quarter of 1999.

Consolidated revenues were $6.9 billion, a gain of 7.5 percent compared to the same period of the previous year. Strong growth in data revenues represented more than 40 percent of consolidated revenue growth, highlighting BellSouth's continuing shift not only to digital broadband services and e-commerce applications for business customers but also to wireless and international. In addition, BellSouth's DSL customer base increased more than 80 percent during the third quarter.

"We're leveraging our existing network assets to create a sophisticated new platform for data, Internet services and e-business," said Duane Ackerman, chairman and chief executive officer. "In telecom's other high growth area, the debut of Cingular Wireless, the new company we formed with SBC Communications to deliver national wireless data and voice services, opens up lots of new markets and unlocks significant value for our investors."

DSL, Data, Internet, E>Commerce

At the end of September, BellSouth had 134,000 customers for DSL and other high-speed access products, compared to 74,000 at the end of June, a quarterly gain of 81.1 percent. With this acceleration in customer growth, BellSouth is confident it will have 200,000 high-speed customers by year end 2000.

Equivalent access lines, which include broadband data services as well as traditional switched lines, grew at a record annual rate of 25.3 percent in the three months ended September 30, 2000. Total data revenues in the third quarter were $894 million, an increase of 28 percent compared to the same quarter of 1999. During the quarter BellSouth opened new E-Business Centers in Atlanta and Miami to provide Web hosting services.

Domestic Wireless

Proportionate revenues of $890 million grew 19.5 percent compared to $745 million in the third quarter of 1999 (normalized for the sale of Honolulu Cellular in August 1999). At the end of the third quarter, BellSouth served nearly 6.2 million mobile phone customers in the U.S. (proportionate basis), an accelerating annual growth rate of 19.8 percent, up from 17.6 percent customer growth in the second quarter and 15.4 percent in the first. Special plans such as BellSouth's unique "Rollover Minutes" program and digital one-rate options helped drive increased usage and revenues. Average revenue per subscriber of $53 in the third quarter of 2000 increased 3.9 percent compared to $51 in the same three months a year ago.

International

Including newly acquired operations in Colombia, BellSouth added more than a million international wireless customers in the third quarter, driving an annual growth rate of 69.3 percent and bringing the number of customers to more than
8.7 million on a proportionate basis. Third quarter proportionate revenues climbed 16.8 percent, to $875 million in 2000 from $749 million in the same quarter of the previous year. During the third quarter, BellSouth completed acquisitions that make it 66 percent owner of the first national wireless company in Colombia, and early in the fourth quarter, launched wireless service in Guatemala, the 11th market served by BellSouth in Central and South America.

Calling Features and Packages

Calling feature revenues were $550 million in the third quarter of 2000, a 12 percent increase compared to $491 million in the same three months of 1999. The BellSouth(R) Complete Choice(R) Plan family of services passed the 5 million customer milestone during the quarter, and is now used by nearly 30 percent of residential customers. Complete Choice packages basic service with any or all of some two dozen calling features such as Caller ID and Call Waiting Deluxe. In addition, BellSouth has sold 8.2 million Caller ID lines to residential and business customers.

BellSouth Corporation is a $26 billion Fortune 100 integrated communications services company. Headquartered in Atlanta, BellSouth has operations in the U.S. and 16 other countries and serves more than 41 million customers worldwide. BellSouth provides integrated data, voice and video services to meet the communications needs of business, residential and wholesale customers. For six years in a row, BellSouth has achieved the highest score in its category in the American Customer Satisfaction Index co-sponsored by the American Society for Quality.

About Cingular Wireless (a joint venture with SBC Communications)

Through Cingular Wireless, the nation's second largest wireless company, BellSouth provides innovative wireless data and voice services. Cingular
Wireless serves 19 million subscribers and reaches 190 million potential customers with the most robust set of services in the wireless industry, including interactive messaging, attractive national rate plans and packages of communications services.

Further information about BellSouth's third quarter earnings release can be accessed at the company's Investor Relations Web site at www.bellsouth.com/investor. The press release, earnings commentary summarizing highlights of the quarter (both text and audio), and financial statements will be available on the Web site starting today at 8 a.m. EDT. In addition, the audio of the earnings commentary can be accessed by calling the BellSouth Investor Newsline at 770-662-0779, beginning today at 8 a.m. EDT and continuing through Monday, October 23, 2000.

In addition to historical information, this document contains forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; and (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

BellSouth Corporation
Consolidated Statements of Income (unaudited)
(amounts in millions, except per share data)


                                             Quarter Ended
                                      9/30/00    9/30/99    % Change

Operating Revenues
     Wireline communications
         Local service                   $2,857     $2,747       4.0%
         Network access                   1,198      1,200      (0.2%)
         Long distance                      133        158     (15.8%)
         Other wireline                     370        310      19.4%
            Total wireline
             communications               4,558      4,415       3.2%
     Domestic wireless                      942        815      15.6%
     International operations               709        575      23.3%
     Advertising and publishing             587        540       8.7%
     Other                                  107         77      39.0%
         Total Operating Revenues         6,903      6,422       7.5%

Operating Expenses
     Operational and support expenses     3,665      3,541       3.5%
     Depreciation and amortization        1,301      1,207       7.8%
     Severance accrual                        -          -        N/M
     Loss on asset impairment                 -          -        N/M
         Total Operating Expenses         4,966      4,748       4.6%
Operating Income                          1,937      1,674      15.7%
Interest Expense                            344        266      29.3%
Other Income (Expense), net                  31         28      10.7%
Income Before Income Taxes                1,624      1,436      13.1%
Provision for Income Taxes                  588        442      33.0%
           Net Income                    $1,036       $994       4.2%

Diluted:
     Weighted Average Common
       Shares Outstanding                 1,885      1,904      (1.0%)
     Earnings Per Share                   $0.55      $0.52       5.8%


                                               Nine Months Ended
                                      9/30/00     9/30/99   % Change

Operating Revenues
     Wireline communications
         Local service                 $8,540      $8,113       5.3%
         Network access                 3,706       3,578       3.6%
         Long distance                    399         461     (13.4%)
         Other wireline                 1,012         845      19.8%
            Total wireline
             communications            13,657      12,997       5.1%
     Domestic wireless                  2,714       2,355      15.2%
     International operations           2,031       1,701      19.4%
     Advertising and publishing         1,422       1,290      10.2%
     Other                                318         200      59.0%
         Total Operating Revenues      20,142      18,543       8.6%

Operating Expenses
     Operational and support expenses  10,798      10,153       6.4%
     Depreciation and amortization      3,759       3,475       8.2%
     Severance accrual                     78           -        N/M
     Loss on asset impairment               -         320        N/M
         Total Operating Expenses      14,635      13,948       4.9%
Operating Income                        5,507       4,595      19.8%
Interest Expense                          982         737      33.2%
Other Income (Expense), net               313           8        N/M
Income Before Income Taxes              4,838       3,866      25.1%
Provision for Income Taxes              1,737       1,471      18.1%
           Net Income                  $3,101      $2,395      29.5%

Diluted:
     Weighted Average Common
      Shares Outstanding                1,894       1,921      (1.4%)
     Earnings Per Share                 $1.64       $1.25      31.2%



Selected Financial and Operating Data

                                          Quarter Ended
                                      9/30/00    9/30/99    % Change

EBITDA                                   $3,238     $2,881      12.4%
EBITDA margin                             46.9%      44.9%    +200bps
Return on average equity
  (annualized)                            25.0%      28.2%    -320bps
Return on average total capital
  (annualized)                            15.5%      16.1%     -60bps
Digital and data revenues                  $894       $698      28.1%
Dividends per share                       $0.19      $0.19       0.0%
Capital expenditures                     $1,837     $1,570      17.0%


                                               Nine Months Ended
                                      9/30/00     9/30/99   % Change

EBITDA                                 $9,344      $8,390      11.4%
EBITDA margin                           46.4%       45.2%    +120bps
Return on average equity
  (annualized)                          25.8%       22.1%    +370bps
Return on average total capital
  (annualized)                          15.9%       13.8%    +210bps
Digital and data revenues              $2,574      $2,005      28.4%
Dividends per share                     $0.57       $0.57       0.0%
Capital expenditures                   $5,105      $4,456      14.6%



                                                 As of
                                      9/30/00    9/30/99    % Change

Common shares outstanding                 1,866      1,884      (1.0%)
Book value per share                      $8.84      $7.15      23.6%
Debt ratio                                54.6%      54.4%     +20bps
Total employees                         102,191     95,773       6.7%

BellSouth Corporation
Normalized Earnings Summary  (unaudited)
(amounts in millions, except per share data)

                                                    Quarter Ended
                                            9/30/00     9/30/99    % Change


Reported Net Income                            $1,036        $994       4.2%
     Gain on E-Plus restructuring (a)               -           -          -
     Severance accrual (b)                          -           -          -
     Loss on asset impairment (c)                   -           -        N/M
     Recognition of foreign
      investment tax credits (d)                    -         (95)       N/M
     Gain on Sale of Honolulu Cellular              -         (23)       N/M
     Foreign currency loss (e)                      -          75        N/M
Normalized Net Income                          $1,036        $951       8.9%


Reported Diluted Earnings Per Share             $0.55       $0.52       5.8%
     Gain on E-Plus restructuring (a)               -           -          -
     Severance accrual (b)                          -           -          -
     Loss on asset impairment (c)                   -           -        N/M
     Recognition of foreign
      investment tax credits (d)                    -       (0.05)       N/M
     Gain on Sale of Honolulu Cellular              -       (0.01)       N/M
     Foreign currency loss (e)                      -        0.04        N/M
Normalized Diluted Earnings Per Share           $0.55       $0.50      10.0%


Normalized return on average
  equity (annualized)                           25.0%       27.0%    -200bps
Normalized return on average
  total capital (annualized)                    15.5%       15.6%     -10bps


                                                    Nine Months Ended
                                            9/30/00    9/30/99    % Change


Reported Net Income                          $3,101     $2,395       29.5%
     Gain on E-Plus restructuring (a)           (68)         -         N/M
     Severance accrual (b)                       48          -         N/M
     Loss on asset impairment (c)                 -        187         N/M
     Recognition of foreign
      investment tax credits (d)                  -        (95)        N/M
     Gain on Sale of Honolulu Cellular            -        (23)        N/M
     Foreign currency loss (e)                    -        355         N/M
Normalized Net Income                        $3,081     $2,819        9.3%


Reported Diluted Earnings Per Share           $1.64      $1.25       31.2%
     Gain on E-Plus restructuring (a)         (0.04)         -         N/M
     Severance accrual (b)                     0.03          -         N/M
     Loss on asset impairment (c)                 -       0.10         N/M
     Recognition of foreign
      investment tax credits (d)                  -      (0.05)        N/M
     Gain on Sale of Honolulu Cellular            -      (0.01)        N/M
     Foreign currency loss (e)                    -       0.18         N/M
Normalized Diluted Earnings Per Share         $1.63      $1.47       10.9%


Normalized return on average
  equity (annualized)                         25.7%      26.0%      -30bps
Normalized return on average
  total capital (annualized)                  15.8%      15.8%         N/M




(a) Represents income related to the restructuring of our ownership interest in German wireless operator E-Plus.

(b) Represents expense recorded as a result of our previously announced plan to reduce our domestic workforce.

(c) Represents the after-tax loss recorded in second quarter 1999 associated with the write-down of equipment that is being replaced as we continue to upgrade our
     U.S. wireless network.

(d)  Represents foreign tax credits generated in prior years.

(e) Represents our share of foreign currency losses recorded during first and third quarters 1999 as a result of the devaluation of the Brazilian Real during January 1999.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

                                               September 30,     December 31,
                                                    2000             1999

Assets
Current Assets:
      Cash and cash equivalents                     $1,456           $1,287
      Temporary cash investments                        36              105
      Accounts receivable--net of allowance
       for uncollectibles of $389 and $312           5,268            5,177
      Material and supplies                            511              451
      Other current assets                             968              367
           Total Current Assets                      8,239            7,387

Investments and Advances                             7,002            6,097
Property, Plant and Equipment, net                  25,887           24,631
Deferred Charges and Other Assets                    1,853            1,564
Intangible Assets, net                               6,578            3,774
Total Assets                                       $49,559          $43,453

Liabilities and Shareholders' Equity
Current Liabilities:
      Debt maturing within one year                 $8,887           $7,653
      Accounts payable                               2,021            1,961
      Other current liabilities                      4,473            3,781
           Total Current Liabilities                15,381           13,395

Long-Term Debt                                      11,036            9,113

Noncurrent Liabilities:
      Deferred income taxes                          3,424            2,705
      Unamortized investment tax credits                96              126
      Other noncurrent liabilities                   3,123            3,299
           Total Noncurrent Liabilities              6,643            6,130

Shareholders' Equity:
      Common stock, $1 par value                     2,020            2,020
      Paid-in capital                                6,775            6,771
      Retained earnings                             13,421           11,456
      Accumulated other comprehensive income           (58)            (358)
      Shares held in trust and treasury             (5,452)          (4,798)
      Guarantee of ESOP debt                          (207)            (276)
           Total Shareholders' Equity               16,499           14,815
Total Liabilities and Shareholders' Equity         $49,559          $43,453

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Wireline Communications

                                       Quarter Ended
                                    9/30/00     9/30/99    % Change

Operating Revenues
  Local service                    $2,857      $2,747        4.0%
  Network access                    1,198       1,200       (0.2%)
  Long distance                       133         158      (15.8%)
  Other wireline                      457         376       21.5%
   Total Operating Revenues         4,645       4,481        3.7%
Operating Expenses
  Operational and support expenses  2,157       2,175       (0.8%)
  Depreciation and amortization       924         868        6.5%
   Total Operating Expenses         3,081       3,043        1.2%
Operating Income                    1,564       1,438        8.8%
Interest Expense                      180         142       26.8%
Other Income, net                       5          17         N/M
Income Before Income Taxes          1,389       1,313        5.8%
Provision for Income Taxes            519         496        4.6%
    Segment Net Income(1)            $870        $817        6.5%

                                        Nine Months Ended
                                 9/30/00     9/30/99    % Change

Operating Revenues
  Local service                    $8,540      $8,113        5.3%
  Network access                    3,706       3,578        3.6%
  Long distance                       399         461      (13.4%)
  Other wireline                    1,257       1,078       16.6%
   Total Operating Revenues        13,902      13,230        5.1%
Operating Expenses
  Operational and support expenses  6,488       6,438        0.8%
  Depreciation and amortization     2,709       2,551        6.2%
   Total Operating Expenses         9,197       8,989        2.3%
Operating Income                    4,705       4,241       10.9%
Interest Expense                      518         410       26.3%
Other Income, net                      15          18      (16.7%)
Income Before Income Taxes          4,202       3,849        9.2%
Provision for Income Taxes          1,561       1,450        7.7%
    Segment Net Income(1)          $2,641      $2,399       10.1%




Selected Financial and Operating Data

                                       Quarter Ended
                                9/30/00     9/30/99    % Change
(amounts in millions)
EBITDA                             $2,488      $2,306        7.9%
EBITDA margin                       53.6%       51.5%     +210bps
Calling feature revenues             $550        $491       12.0%
Access minutes of use              28,551      27,858        2.5%
Long distance messages                125         160      (21.9%)
Capital expenditures               $1,281      $1,213        5.6%

                                        Nine Months Ended
                                9/30/00     9/30/99    % Change
(amounts in millions)
EBITDA                           $7,414      $6,792        9.2%
EBITDA margin                     53.3%       51.3%     +200bps
Calling feature revenues         $1,597      $1,412       13.1%
Access minutes of use            86,065      82,310        4.6%
Long distance messages              390         505      (22.8%)
Capital expenditures             $3,706      $3,468        6.9%



                                                         As of
                                              9/30/00     9/30/99    % Change

Debt ratio                                        54.0%       49.2%     +480bps
Equivalent access lines in service (thousands):
      Switched access lines                      24,648      24,440        0.9%
      Access line equivalents                    26,679      16,539       61.3%
Total equivalent access lines in service         51,327      40,979       25.3%
Telephone employees                              65,951      64,987        1.5%

BellSouth Corporation
Supplemental Operating Data  (in thousands)

Wireline Communications - Network Access Lines In Service(a)

                                             As of
                                    9/30/00       9/30/99      % Change


Switched access lines
  Residence                          17,228        16,889          2.0%
  Business                            7,165         7,282         (1.6%)
  Other                                 255           269         (5.2%)
   Total switched
    access lines in service          24,648        24,440          0.9%
Access line equivalents(b)
   Selected digital data services:
     Basic rate ISDN                    232           214          8.4%
     Primary rate ISDN                1,122           785         42.9%
     DS0                              1,422           588        141.8%
     DS1                              5,298         4,180         26.7%
     DS3 & higher                    18,605        10,772         72.7%
       Total digital data
        lines in service             26,679        16,539         61.3%

Total equivalent access
  lines in service                   51,327        40,979         25.3%

(a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

(b) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, growth rates cannot be compared on an equivalent basis.

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Domestic Wireless(2)

                          Quarter Ended                Nine Months Ended
                     9/30/00  9/30/99  % Change    9/30/00  9/30/99 % Change

Operating revenues       $948     $820    15.6%     $2,728   $2,367    15.3%

Segment net income(1)    $118      $55   114.5%       $305     $186    64.0%

Total assets           $6,875   $5,761    19.3%


Proportionate Basis(3) - Selected Financial and Operating Data

                                                  Quarter Ended
                                            9/30/00  9/30/99  % Change
(amounts in millions, except
   customer data in thousands)
Wireless revenues, net(4)                       $890     $755    17.9%
Net income(5)                                   $118      $55   114.5%
Operating cash flow(7)                          $364     $296    23.0%
Operating cash flow margin(8)                  40.9%    39.2%  +170bps
Customer net adds in period
  (excluding ownership changes)                  239      106   125.5%
Average monthly revenue per customer(9)          $53      $51     3.9%

                                                 Nine Months Ended
                                            9/30/00  9/30/99 % Change
(amounts in millions, except
   customer data in thousands)
Wireless revenues, net(4)                    $2,559   $2,217    15.4%
Net income(5)                                  $305     $187    63.1%
Operating cash flow(7)                       $1,032     $861    19.9%
Operating cash flow margin(8)                 40.3%    38.8%  +150bps
Customer net adds in period
  (excluding ownership changes)                 809      459    76.3%
Average monthly revenue per customer(9)         $53      $51     3.9%



                                                      As of
                                            9/30/00  9/30/99  % Change

Customers                                      6,151    5,135    19.8%
POPs                                          59,427   58,402     1.8%
Penetration rate(10)                           10.6%     9.0%  +160bps
Property, plant and equipment, gross          $4,924   $4,439    10.9%



Normalized Financial and Operating Data

During the third quarter of 1999, we sold our Honolulu Cellular Operations. In the following table, we have restated the prior period financial data to reflect these changes and provide more meaningful comparative information for existing operations.

                              Quarter Ended               Nine Months Ended
                         9/30/00  9/30/99 % Change    9/30/00  9/30/99 % Change
(amounts in millions)
Wireless revenues, net(4)   $890     $745    19.5%     $2,559   $2,179    17.4%

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

International Operations(2)

                                               Quarter Ended
                                         9/30/00  9/30/99  % Change

Operating revenues                           $720     $576    25.0%

Segment net income (loss)(1)                 ($68)      $9      N/M

Total assets                               $7,487   $4,734    58.2%


                                            Nine Months Ended
                                          9/30/00  9/30/99 % Change

Operating revenues                         $2,063   $1,702    21.2%

Segment net income (loss)(1)                 ($72)     $39      N/M




Proportionate Basis(3) - Selected Financial and Operating Data

                                               Quarter Ended
                                         9/30/00  9/30/99  % Change
(amounts in millions, except
customer data in thousands)

Wireless revenues, net(4)                    $875     $749    16.8%
Net income  (5)                              ($49)     $24      N/M
Operating cash flow(7)                       $240     $205    17.1%
Operating cash flow margin(8)               27.4%    27.4%      N/M
Customer net adds in period
(excluding ownership changes)                 634      684    (7.3%)
Average monthly revenue per customer(9)       $32      $46   (30.4%)


                                            Nine Months Ended
                                         9/30/00  9/30/99 % Change
(amounts in millions, except
customer data in thousands)

Wireless revenues, net(4)                 $2,553   $2,163    18.0%
Net income  (5)                             ($33)     $70      N/M
Operating cash flow(7)                      $681     $593    14.8%
Operating cash flow margin(8)              26.7%    27.4%   -70bps
Customer net adds in period
(excluding ownership changes)              2,243    1,682    33.4%
Average monthly revenue per customer(9)      $34      $51   (33.3%)



                                                  As of
                                         9/30/00  9/30/99  % Change
Wireless:
     Customers                              8,743    5,163    69.3%
     POPs                                 181,085  135,131    34.0%
Penetration rate(10)                         5.0%     4.8%   +20bps
Property, plant and equipment, gross       $4,249   $3,374    25.9%

BellSouth Corporation
Supplemental Operating Data - International Customers and POPs by Country (Proportionate Basis(3) in thousands)
                                                 Customers As of
      Country           Brand                9/30/00  9/30/99  % Change

Argentina           Movicom BellSouth           962      702    37.0%
                    Movicom BellSouth
                    (Interior)                   43        -      N/M
Brazil              BCP (Sao Paulo)             684      510    34.1%
                    BCP (Northeast)             354      146   142.5%
                    TCO (6)                     212        -      N/M
Chile               BellSouth (Santiago)        502      306    64.1%
                    BellSouth (Interior)        100        4      N/M
Colombia            Celumovil BellSouth         490        -      N/M
Ecuador             BellSouth                   186      149    24.8%
Nicaragua           BellSouth                    67       28   139.3%
Panama              BellSouth                    81       42    92.9%
Peru                BellSouth (Lima)            316      214    47.7%
                    BellSouth (Interior)         41        -      N/M
Uruguay             Movicom BellSouth            60       48    25.0%
Venezuela           Telcel BellSouth          2,443    1,513    61.5%
Guatemala           BellSouth                     -        -        -

     Subtotal Latin America                   6,541    3,662    78.6%

Denmark                Sonofon                  357      389    (8.2%)
Germany                e-plus                 1,231      661    86.2%
India                  SkyCell                    8        5    60.0%
Israel                 Cellcom                  606      446    35.9%

     Subtotal Europe
        and Asia/Pacific                      2,202    1,501    46.7%

Total International                           8,743    5,163    69.3%


                                                    POPs As of
      Country           Brand                9/30/00    9/30/99    % Change

Argentina           Movicom BellSouth          8,710      8,775      (0.7%)
                    Movicom BellSouth
                    (Interior)                14,560     14,690      (0.9%)
Brazil              BCP (Sao Paulo)            8,049      8,049          -
                    BCP (Northeast)           12,451     12,451          -
                    TCO (6)                    4,733          -        N/M
Chile               BellSouth (Santiago)       7,500      7,400       1.4%
                    BellSouth (Interior)       7,600      7,400       2.7%
Colombia            Celumovil BellSouth       27,451          -        N/M
Ecuador             BellSouth                 11,086     10,996       0.8%
Nicaragua           BellSouth                  2,581      2,581          -
Panama              BellSouth                  1,223      1,135       7.8%
Peru                BellSouth (Lima)           7,069      5,283      33.8%
                    BellSouth (Interior)      17,334     12,830      35.1%
Uruguay             Movicom BellSouth            966        966          -
Venezuela           Telcel BellSouth          18,132     18,132          -
Guatemala           BellSouth                  7,140          -        N/M

     Subtotal Latin America                  156,585    110,688      41.5%

Denmark                Sonofon                 2,465      2,465          -
Germany                e-plus                18,568     18,545       0.1%
India                  SkyCell                 1,348      1,348          -
Israel                 Cellcom                 2,119      2,085       1.6%

     Subtotal Europe
        and Asia/Pacific                      24,500     24,443       0.2%

Total International                          181,085    135,131      34.0%

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Advertising and Publishing

                           Quarter Ended                Nine Months Ended
                       9/30/00  9/30/99   % Change   9/30/00 9/30/99   % Change

Operating revenues        $593     $542      9.4%    $1,439   $1,298     10.9%
Segment net income(1)     $181     $160     13.1%      $396    $342      15.8%
Total assets            $1,656   $1,438     15.2%


Selected Financial and Operating Data

                         Quarter Ended                  Nine Months Ended
                 9/30/00    9/30/99   % Change    9/30/00   9/30/99   % Change

EBITDA                $307       $269     14.1%      $670      $584      14.7%
EBITDA margin        51.8%      49.6%   +220bps     46.6%     45.0%    +160bps








Other

                              Quarter Ended              Nine Months Ended
                      9/30/00  9/30/99   % Change  9/30/00   9/30/99   % Change

Operating revenues      $222     $179     24.0%      $627      $464      35.1%
Segment net loss(1)     ($45)    ($39)   (15.4%)    ($144)    ($155)      7.1%
Total assets          $1,495   $1,231     21.4%

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2) Domestic wireless and international operations financial and operating data are reported one month in arrears, except for domestic wireless customers and POPs which are presented as of quarter end.

(3) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes. Proportionate basis customers and POPs represent end of period customers and estimated market population, respectively, multiplied by our ownership interest in a licensee operating in that market.

(4)  Wireless revenues, net includes activation fees, access,  airtime,  roaming
     (net), long distance, equipment sales, value added services and other revenue. Proportionate domestic wireless revenues have been adjusted to include the cost of equipment sold to customers.

(5)  Net income (loss) represents our  proportionate  interest in the net income
     (loss) of the respective operations and does not include gains (losses) from the sale of properties or development expenses for markets prior to service initiation.

(6) TCO represents a new investment acquired in May, 2000. This investment is accounted for under the cost method; therefore, it has no impact on operating results.

(7) Operating cash flow is defined as operating income plus depreciation and amortization. While it represents our proportionate interest in the operating entities' operating cash flows, it does not necessarily represent cash available to us.

(8) Operating cash flow margin is calculated by dividing operating cash flow by wireless revenues, net.

(9) Average monthly revenue per customer is calculated by dividing average monthly revenue by average proportionate basis customers. Average monthly revenue includes activation fees, access, airtime, roaming (net), long distance and value added services.

(10) Penetration rate is calculated by dividing proportionate basis customers by proportionate basis POPs (excludes POPs in markets where service has not been initiated).